Exhibit 10.1

SHARE REDEMPTION AGREEMENT

THIS SHARE REDEMPTION AGREEMENT (the "Agreement") is made and entered into effective as of July 25, 2012, by and among XLFashions, Inc. a Delaware corporation ("XLFashions"), and the shareholder of XLFashions listed on Schedule A hereto (the "Shareholder").

RECITALS:

A.      The Shareholder owns 1,812,907 shares of preferred stock of XLFashions (the "XLFashions Shares").

B.       XLFashions desires to redeem, and Shareholder desires to sell, all of the Shareholder’s XLFashions Shares for an amount equal to the purchase price paid therefor by such Shareholder (a “Treasury Purchase Transaction”).

C.       All of the shareholders of all of the issued and outstanding XLFashions Shares are being provided with the option to either (i) retain such shareholders current ownership of the XLFashions Shares, (ii) convert the XLFashions Shares to common shares of Excel Corporation, the parent entity of XLFashions (“Excel”), or (iii) consummate a Treasury Purchase Transaction.

D.      The Shareholder desires to consummate the Treasury Purchase Transaction upon the terms and conditions set forth herein.

E.       It is the intention of the parties hereto that: (i) XLFashions shall acquire the XLFashions Shares solely for the consideration set forth below (the "Redemption"); and (ii) the Exchange shall qualify as a transaction exempt from registration or qualification under the Securities Act of 1933, as amended (the "Securities Act").

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1. REDEMPTION OF SHARES AND OTHER TRANSACTIONS

1.1 Redemption of Shares. On the Closing Date (as hereinafter defined), the Shareholder shall tender the XLFashions Shares to XLFashions and XLFashions shall pay a purchase price equal to $0.1379 per XLFashions Share so tendered for a total purchase price of $250,000.00.

1.2 Delivery of XLFashions Shares. On the Closing Date, the Shareholder will deliver to XLFashions the certificates representing the XLFashions Shares, duly endorsed for transfer (or with executed stock powers) so as to convey good and marketable title to the XLFashions Shares to XLFashions.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

         The Shareholder represents and warrants to XLFashions as follows:

2.1 Information on Shareholder. Shareholder is an "accredited investor," as such term is defined in Regulation D promulgated under the Securities Act, and is experienced in investments and business matters, has made investments of a speculative nature and has such knowledge and experience in financial, tax and other business matters as to enable him to evaluate the merits and risks of, and to make an informed investment decision with respect to, this Agreement.

2.2 Ownership of XLFashions Shares and Authorization of Agreement. Shareholder is the sole record and beneficial owner of his/her/its XLFashions Shares, all of which shares are owned free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating Shareholder to sell or transfer to any third person any of the XLFashions Shares owned by Shareholder, or any interest therein. Shareholder has the power to enter into this Agreement and to carry out his, her or its obligations hereunder. This Agreement has been duly executed by Shareholder and constitutes the valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.

2.3    Review of Excel 1934 Exchange Act Filings; Access to Information. Shareholder represents and warrants that it has (i) reviewed the reports filed by Excel under the Securities Exchange Act of 1934 (hereinafter defined as the “SEC Reports”) on the SEC EDGAR system; (ii) received such information and other documents as has been requested by Shareholder regarding Excel and/or XLFashions; (iii) carefully reviewed and understands all of such information; and (iv) made any decision to execute and become a party to this Agreement based solely upon such Shareholder’s review of such information.

SECTION 3. COVENANTS

3.1. Examinations and Investigations. Prior to the Closing, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation and verification of the assets, properties, business and operations, books, records and financial condition of the other, including communications with suppliers, vendors and customers, as they each may reasonably require.

3.2. Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

3.3. Further Assurances. The parties shall execute such documents and other papers and take such further action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain in the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

3.4 Stock Certificates and Consideration. At the Closing, the Shareholder shall have delivered the certificates representing the XLFashions Shares duly endorsed (or with executed stock powers) so as to make XLFashions the sole owner thereof.

SECTION 4. THE CLOSING

         The closing (the "Closing") shall take place at such other time and place as is mutually agreed upon by XLFashions and the Shareholder (the “Closing Date”). At the Closing, the parties shall provide each other with such documents as may be necessary or appropriate and customary in transactions of this sort in order to consummate the transactions contemplated hereby, including evidence of due authorization of the Agreement and the transactions contemplated hereby.

SECTION 5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

         XLFashions shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Shareholder contained in this Agreement or in any document delivered to XLFashions or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder for 12 months following the Closing.

SECTION 6. MISCELLANEOUS

6.1 Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute a waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

6.2 Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

6.3 Assignment. This Agreement is not assignable except by operation of law.

6.4 Notices.  Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

To:	XLFashions, Inc. 595 Madison Avenue, Suite 1101 New York, NY 10022 Attention: Ruben Azrak, CEO

With a copy to:	XLFashions, Inc. 595 Madison Avenue, Suite 1101 New York, NY 10022 Attn: Legal Department

To the Shareholder:	Address as set forth on the signature page hereto

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address as may be furnished in writing to the addressor.

6.5 Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of New York, State of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this agreement in that jurisdiction or the validity or enforceability of any provision of this agreement in any other jurisdiction. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

6.6 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

6.7 Entire Agreement. This Agreement and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the Exchange and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

6.8 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

6.9 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

XLFASHIONS, INC.

By:____________________
Name: Ruben Azrak
Title: CEO

SHAREHOLDER:

By:____________________
Name: Marvin Azrak

Address for notice: